FOR IMMEDIATE RELEASE                                                  CONTACTS:
April 15, 1999                     News Media:  R.A. Rankin, Jr.  (703) 561-6044
                                                   Simon Ruebens  (703) 561-6063
                           Financial Community:  Thomas L. Hughes (703) 561-6001
                                            Melissa E. Bockelmann (703) 561-6011


COLUMBIA REPORTS IMPROVED FIRST QUARTER RESULTS

         HERNDON, Va., April 15 - Columbia Energy Group today reported first quarter 1999 earnings of $150.4 million, or $1.81 per share, up $2.9 million, or four cents per share, from $147.5 million or $1.77 per share in the 1998 first quarter.

         Oliver G. Richard III, chairman, president and CEO of Columbia Energy Group, said, "Columbia continues to post strong earnings despite unusually warm weather that has hampered our results over the past two years." While 1999's first quarter weather was six percent warmer than normal, it was still 20 percent colder than the record level in the 1998 quarter. This improvement was tempered by the impact of weak natural gas prices that reduced the price received for gas production and depressed trading results, and higher costs related to investments and additional staffing in the marketing segment.

         Columbia's total revenues were $2.6 billion for the 1999 quarter, up over $700 million from the same period last year. First quarter 1999 operating income of $272.6 million set a new record high for a quarter, an increase of $18.4 million over 1998.

         The company's rate-regulated operating segments--transmission and storage, and distribution--posted higher operating income, as did the propane, power generation and LNG segment. Operating income for the exploration and production, and marketing segments were below last year's levels.

          "I am pleased to report that all of Columbia's segments are continuing to move forward with their strategic initiatives," said Richard. "Currently, over 1.6 million retail customers in our local distribution companies' service areas can now choose their natural gas supplier. In Ohio alone, Columbia's customer choice program has resulted in nearly $30 million in customer savings since its inception. In addition, the second phase of Columbia Gas Transmission's market expansion program has been rolled out, and we expect to complete the project later this year."

         "Since the end of the quarter, we have announced definitive agreements for three acquisitions on the nonregulated side--two in propane and one in exploration and production," he said. "Once completed, these transactions would broaden our geographic footprint in propane, nearly triple the number of propane customers served and expand Columbia Propane's market area from eight to 35 states, making it one of the largest propane companies in America. Also, Columbia Energy Resources would be able to extend its leadership position in the Appalachian Basin, with about three billion cubic feet (Bcf) of additional annual production and over 40 Bcf of proved reserves."



                                    - more -

         Richard noted that Columbia's exploration and production segment is on track to significantly exceed 1998 production. That segment will also maintain its aggressive drilling program and continue to evaluate additional acquisition opportunities. The propane, power generation and LNG segment expects to continue to expand through internal growth and additional acquisitions.

         Columbia's marketing segment has expanded dramatically over the past year, meeting or exceeding many of its goals. First quarter 1999 gas sales volumes were up 52 percent over the 1998 period, and electric power traded in the first quarter was over half the volume traded in all of 1998. Columbia Energy Services now provides energy service to nearly half a million retail customers in 10 states, more than twice the level of retail customers of a year ago.

         "This dramatic growth has placed Columbia Energy Services among the nation's leading marketing companies for retail energy customers and for gas and power trading," said Richard. "However, the growth has strained the company's marketing infrastructure, highlighting areas that need improvement. While continuing to work to improve its infrastructure, over the near term, we are focusing the marketing segment's efforts where Columbia has an established presence."

         The first quarters of both 1999 and 1998 included one-time items, which essentially offset each other. In 1999, Columbia reached a settlement on the last remaining producer issue stemming from Columbia's bankruptcy proceedings that concluded in 1995, which improved net income $20.6 million. By order dated April 12, 1999, the bankruptcy court approved this settlement. In 1998, income benefited from a $15 million after-tax reduction in postretirement benefit costs that reflected the purchase of insurance for a portion of those liabilities. In addition, the implementation of state tax planning initiatives increased 1998's first quarter net income by $10 million.

OPERATING INCOME BY SEGMENT

         Transmission and storage's operating income of $144.2 million was up $26.4 million due primarily to recording the settlement of the producer contract issue, mentioned above. Additional revenues from Columbia Gas Transmission's market expansion project and storage services more than offset the effect on operating income of a $4.3 million improvement in 1998's first quarter for the reduction in postretirement benefit costs, also mentioned above. Both periods included base gas sales: $14.4 million in 1999 and $13.4 million in 1998.

         Distribution's operating income of $130.2 million increased $10.1 million reflecting the weather-related improvement. Warmer than normal weather reduced first quarter operating income $14.5 million in 1999, and $46.6 million in 1998. In 1998, the reduction in postretirement benefit costs contributed $15 million to segment operating income.

         Exploration and production's operating income of $5.6 million was $8.8 million below last year due to sharply lower gas prices that only partially offset a seven percent increase in gas production. Gas prices averaged $2.44 per thousand cubic feet (Mcf) in 1999 compared to $3.38 per Mcf last year, while 1999 gas production of 10.6 Bcf, was up almost one Bcf.



                                    - more -

         The marketing segment's operating loss of $21.5 million was $16 million greater than the loss in 1998. Total gross margins decreased $5.7 million due primarily to the weather-related impact on retail operations. Gas sales of 554 Bcf were up 52 percent over last year and power trading was at 7,846 gigawatt hours for the 1999 quarter compared to 305 gigawatt hours last year. The segment's higher operating costs in 1999 primarily reflected increased investment in infrastructure and customer acquisitions as well as additional staffing levels.

         Propane, power generation and LNG's operating income of $9.1 million improved $1.6 million over last year, primarily reflecting additional propane sales from recent acquisitions made in 1998. Though restricted by the warmer weather, propane sales were 39 million gallons, up 14.2 million gallons, or 57 percent, over the same period last year.

OTHER INCOME (DEDUCTIONS)

         Other income of $4.2 million for the first three months of 1999 increased $1.9 million over the same period last year due to a $2.9 million gain from the sale of coal properties. First quarter 1999 interest expense of $41.1 million was relatively unchanged from the year-earlier period.

         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with 1998 revenues of nearly $6.6 billion and assets of about $7 billion. Its operating companies engage in all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as commodities marketing, energy management, propane sales and electric power generation, sales and trading. Columbia companies serve customers in 34 states and the District of Columbia; over 60 percent of America's gas and electric revenue is derived in and around its principal operating region. Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.



                                      - 0 -


         This press release contains "forward-looking statements" within the meaning of the Federal securities laws, including statements concerning, on a consolidated, segment or subsidiary basis, Columbia's plans, objectives and expected performance. There can be no assurance that actual results will not differ materially due to various factors, many of which are beyond the control of Columbia, including, but not limited to, competition, the regulatory approval process, weather, supply and demand for natural gas, electricity and propane and changes in general economic conditions.

         The quarterly conference call between Oliver G. Richard III, Columbia's chairman, president and CEO, Michael W. O'Donnell, Columbia's chief financial officer, and security analysts will be available, in a listen-only mode, via the Internet at http://www.columbiaenergygroup.com for the press, investors and other members of the public. The discussion, including statements by Richard and O'Donnell, will begin today, April 15th, at 1:30 p.m. Eastern time.

                              COLUMBIA ENERGY GROUP
                     Summary of Financial and Operating Data



                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                          ------------------
                                                          1999          1998
                                                          ----          ----
INCOME STATEMENT DATA
---------------------
 ($ in millions)

Net Revenues
   Energy sales ...................................      2,260.2       1,598.0
   Less:  Products purchased ......................      1,896.9       1,219.2
                                                        --------      --------

   Gross Margin ...................................        363.3         378.8

   Transportation .................................        210.7         161.2
   Production gas sales ...........................         10.4          17.4
   Other ..........................................         66.9          65.1
                                                        --------      --------
Total Net Revenues ................................        651.3         622.5
                                                        --------      --------

Operating Expenses
   Operation and maintenance ......................        248.1         206.1
   Settlement of gas supply charges ...............        (29.8)           --
   Depreciation and depletion .....................         76.8          73.2
   Other taxes ....................................         83.6          89.0
                                                        --------      --------
Total Operating Expenses ..........................        378.7         368.3
                                                        --------      --------

Operating Income ..................................        272.6         254.2
                                                        --------      --------

Other Income (Deductions)
   Interest income and other, net .................          4.2           2.3
   Interest expense and related charges ...........        (41.1)        (41.6)
                                                        --------      --------
Total Other Income (Deductions) ...................        (36.9)        (39.3)
                                                        --------      --------

Income before Income Taxes ........................        235.7         214.9
Income Taxes ......................................         85.3          67.4
                                                        --------      --------

Net Income ........................................        150.4         147.5
                                                        ========      ========

PER SHARE DATA (a)
------------------
   Basic Earnings Per Share of Common Stock ($)....          1.81          1.77
   Average Common Shares
     Outstanding (millions) .......................         83.2          83.3

   Diluted Earnings Per Share of Common Stock ($)..          1.80          1.77
   Diluted Average Common Shares (millions) .......         83.5          83.5



(a) All per share amounts, average common shares outstanding and diluted average common shares have been restated to reflect a three-for-two common stock split, in the form of a stock dividend, effective June 15, 1998.

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


OPERATING INCOME (LOSS) BY SEGMENT
----------------------------------
($ in millions)

                       TRANSMISSION AND STORAGE OPERATIONS
                       -----------------------------------

                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                           ----------------
                                                           1999        1998
                                                           ----        ----
OPERATING REVENUES
   Transportation revenues...........................      182.4       180.1
   Storage revenues..................................       50.3        46.6
   Other revenues....................................       20.6        18.2
                                                           -----       -----
Total Operating Revenues.............................      253.3       244.9
                                                           -----       -----

OPERATING EXPENSES
   Operation and maintenance ........................       96.9        85.5
   Settlement of gas supply charges..................      (29.8)         --
   Depreciation......................................       26.7        26.0
   Other taxes.......................................       15.3        15.6
                                                           -----       -----
Total Operating Expenses.............................      109.1       127.1
                                                           -----       -----

OPERATING INCOME.....................................      144.2       117.8
                                                           =====       =====


                          DISTRIBUTION OPERATIONS
                          -----------------------

                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                           ----------------
                                                           1999        1998
                                                           ----        ----
NET REVENUES
   Sales revenues....................................      911.1       744.0
   Less:  Cost of gas sold...........................      666.6       481.5
                                                           -----       -----
   Net Sales Revenues................................      244.5       262.5
                                                           -----       -----

   Transportation revenues...........................      107.0        57.7
   Less:  Associated gas costs.......................        9.9         5.6
                                                           -----       -----
   Net Transportation Revenues.......................       97.1        52.1
                                                           -----       -----

Net Revenues.........................................      341.6       314.6
                                                           -----       -----

OPERATING EXPENSES
   Operation and maintenance.........................      112.4        91.9
   Depreciation......................................       36.0        33.8
   Other taxes.......................................       63.0        68.8
                                                           -----       -----
Total Operating Expenses.............................      211.4       194.5
                                                           -----       -----

OPERATING INCOME.....................................      130.2       120.1
                                                           =====       =====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                      EXPLORATION AND PRODUCTION OPERATIONS
                      -------------------------------------

                                                              THREE MONTHS
                                                              ENDED MARCH 31,
                                                            -----------------
                                                            1999         1998
                                                            ----         ----
OPERATING REVENUES
   Gas revenues......................................        25.9         33.6
   Other revenues....................................         4.6          3.8
                                                          -------        -----
Total Operating Revenues.............................        30.5         37.4
                                                          -------        -----

OPERATING EXPENSES
   Operation and maintenance.........................        12.9         10.4
   Depreciation and depletion........................         9.5         10.2
   Other taxes.......................................         2.5          2.4
                                                          -------        -----
Total Operating Expenses.............................        24.9         23.0
                                                          -------        -----

OPERATING INCOME.....................................         5.6         14.4
                                                          =======        =====


                              MARKETING OPERATIONS
                              --------------------

                                                              THREE MONTHS
                                                              ENDED MARCH 31,
                                                            -----------------
                                                            1999         1998
                                                            ----         ----
OPERATING REVENUES
   Gas revenues......................................     1,134.9        859.1
   Power revenues....................................       194.7          6.3
                                                          -------        -----
Total Operating Revenues.............................     1,329.6        865.4

Less:  Products purchased............................     1,324.0        854.1
                                                          -------        -----

Gross Margin.........................................         5.6         11.3
                                                          -------        -----

OPERATING EXPENSES
   Operation and maintenance.........................        23.9         15.5
   Depreciation......................................         2.0          0.7
   Other taxes.......................................         1.2          0.6
                                                          -------        -----
Total Operating Expenses.............................        27.1         16.8
                                                          -------        -----

OPERATING (LOSS).....................................       (21.5)        (5.5)
                                                          =======        =====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)



                  PROPANE, POWER GENERATION AND LNG OPERATIONS
                  --------------------------------------------

                                                            THREE MONTHS
                                                            ENDED MARCH 31,
                                                          -----------------
                                                          1999         1998
                                                          ----         ----

NET REVENUES
   Propane revenues..................................     33.3         24.7
   Less: Products purchased..........................     16.1         12.9
                                                          ----         ----
   Net Propane Revenues..............................     17.2         11.8

   Power generation..................................      2.0          1.5

   Other revenues....................................      5.0          4.0
                                                          ----         ----

Net Revenues.........................................     24.2         17.3
                                                          ----         ----

OPERATING EXPENSES
   Operation and maintenance.........................     13.0          8.3
   Depreciation......................................      1.4          1.0
   Other taxes.......................................      0.7          0.5
                                                          ----         ----
Total Operating Expenses.............................     15.1          9.8
                                                          ----         ----

OPERATING INCOME.....................................      9.1          7.5
                                                          ====         ====



                                   CORPORATE
                                   ---------

                                                            THREE MONTHS
                                                            ENDED MARCH 31,
                                                          -----------------
                                                          1999         1998
                                                          ----         ----

OPERATING INCOME (LOSS)..............................      5.0         (0.1)
                                                          ====         ====


                                       COLUMBIA ENERGY GROUP
                        Summary of Financial and Operating Data (continued)




                                                               MARCH 31, 1999    DECEMBER 31, 1998
                                                               --------------    -----------------
CAPITALIZATION
($ in millions)

Common Stock Equity
     Common stock, $10 par value,
     outstanding 82,689,397, and 83,511,878 shares,
     respectively .....................................              835.1             835.1

     Additional paid in capital .......................              763.7             761.8

     Retained earnings ................................              543.3             409.5

     Unearned employee compensation ...................               (0.6)             (0.9)

     Accumulated Other Comprehensive Income:
       Foreign currency translation adjustment ........               (0.2)
                                                                                        (0.2)

     Treasury stock, at cost (826,300 shares held as of
       March 31, 1999) ................................              (42.0)               --
                                                                   -------           -------

Total Common Stock Equity .............................            2,099.3           2,005.3

Long-Term Debt ........................................            2,003.1           2,003.1
                                                                   -------           -------

Total Capitalization ..................................            4,102.4           4,008.4
                                                                   =======           =======

Short-Term Debt .......................................               --               144.8
                                                                   =======           =======


                                COLUMBIA ENERGY GROUP
                 Summary of Financial and Operating Data (continued)



                                                                THREE MONTHS
                                                              ENDED MARCH 31,
                                                          -----------------------
                                                          1999               1998
                                                          ----               ----
TOTAL REVENUES ($ IN MILLIONS) .............             2,558.1            1,847.4

AVERAGE PRICE OF GAS PRODUCTION ($ PER MCF)
      U.S ..................................                2.44               3.38
      Canada ...............................                2.64              --

OPERATING DATA
   Gas production (billion cubic feet):
      U.S ..................................                10.6                9.9
      Canada ...............................                  --                 --
                                                        --------           --------
      Total ................................                10.6                9.9
                                                        ========           ========

   Propane gallons sold (millions) .........                39.0               24.8
                                                        ========           ========

   Marketing volumes sold
      Gas sales (billion cubic feet) .......               553.8              364.2
      Power sales (gigawatt hours) .........               7,846                305

THROUGHPUT
Transmission (billion cubic feet):
  Transportation
    Columbia Transmission
      Market area ..........................               394.0              356.7
    Columbia Gulf
      Mainline .............................               147.4              130.7
      Short-haul ...........................                50.6               62.2
Intrasegment eliminations ..................              (138.7)            (125.0)
                                                        --------           --------
Total Throughput ...........................               453.3              424.6
                                                        ========           ========

Distribution (billion cubic feet):
  Gas sales ................................                93.0              100.2
  Transportation ...........................               107.9               84.1
                                                        --------           --------
Total Throughput ...........................               200.9              184.3
  Off-system sales .........................               156.3               29.0
                                                        --------           --------
Total Sold and Transported .................               357.2              213.3
                                                        ========           ========


DEGREE DAYS (DISTRIBUTION SERVICE TERRITORY)
   Actual ..................................               2,778              2,319
   Normal ..................................               2,947              2,947
   % Colder (warmer) than normal ...........                  (6)               (21)
   % Colder (warmer) than prior period .....                  20                (14)



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